SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On September 7, 2007, Associated Industries Insurance Services, Inc. ("Associated") was acquired by AmTrust Financial Services, Inc. ("AmTrust"), pursuant to the Stock Purchase Agreement, dated as of June 25, 2007, by and among AmTrust, Associated and the Sellers named therein. The agreement provided for a base purchase price of approximately $40.0 million. Pursuant to the agreement, certain offsets and adjustments were made whereby AmTrust withheld approximately $5.4 million of the purchase price from certain of the Sellers to pay off certain debts of Associated and certain Sellers. At the date of acquisition, $3.1 million of this amount was utilized to payoff the aforementioned debts. Additionally, Amtrust paid an additional $0.7 million related to debts of selling shareholders. AmTrust incurred approximately $0.6 million of transaction costs for a total purchase price of $39.0 million.

The following unaudited condensed consolidated pro forma financial information consolidates the historical consolidated statements of income and consolidated balance sheet of AmTrust and the historical consolidated statements of income and consolidated balance sheet of Associated. Those historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The unaudited condensed consolidated pro forma financial information has been prepared using the assumptions described in the notes thereto.

The unaudited condensed consolidated pro forma financial information below should be read in conjunction with the notes thereto and the historical consolidated financial statements of Associated, as well as in conjunction with the historical consolidated financial statements of AmTrust included in its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the six months ended June 30, 2007. This unaudited condensed consolidated pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition been effective during the periods presented or of the future financial position or future results of operations of the consolidated company. The consolidated financial information as June 30, 2007 and for the periods presented may have been different had the companies actually been consolidated as of that date or during those periods due to, among other factors, possible revenue enhancements, expense efficiencies and integration costs. Additionally, as discussed in Note 1, the actual allocation of the purchase price to the acquired assets and liabilities may vary materially from the assumptions used in preparing the unaudited condensed consolidated pro forma financial information.

AmTrust Financial Services, Inc.
Unaudited Condensed Consolidated Pro Forma Balance Sheet
June 30, 2007

($ in thousands, except share amounts)

	Historical AmTrust Financial Services, Inc.	Historical Associated Industries Insurance Services, Inc.	Pro Forma Purchase Adjustments	Notes	Pro Forma Results
Assets
Fixed maturities, held-to-maturity, at amortized cost	$363,404	$-	$-		$363,404
Fixed maturities, available-for-sale, at market value	318,583	131,439	-		450,022
Equity securities, available-for-sale, at market value	119,706	3	-		119,709
Short-term investments	95,513	-	-		95,513
Other investments	25,021	1,240	-		26,261
Total investments	922,227	132,682	-		1,054,909
Cash and cash equivalents	130,005	10,648
			(40,028)	2, 3a
			(3,805)	3a
			5,397	3a
			(599)	3a	101,618
Assets under management	25,495	-	-		25,495
Accrued interest and dividends	11,788	1,483	-		13,271
Premiums receivable, net	239,257	35,286	-		274,543
Note receivable - related party	20,336	-	-		20,336
Reinsurance recoverable	52,273	170,459	-		222,732
Funds held with reinsured companies	426	-	-		426
Prepaid reinsurance premiums	97,604	1,637	-		99,241
Federal tax receivable	2,532	-	-		2,532
Prepaid expenses and other assets	14,932	9,725	(2,554)	3b	22,103
Deferred policy acquisition costs	73,175	5,412	-		78,587
Deferred tax asset	12,074	10,534	-		22,608
Property and equipment, net	11,450	1,136	-		12,586
Goodwill	5,841	-	-		5,841
Intangible assets	34,535	-	9,067	3c	43,602
	$1,653,950	$379,002	(32,522)		2,000,430
Liabilities and Stockholders’ Equity
Liabilities:
Loss and loss expense reserves	$385,961	$300,851	$-		686,812
Unearned premiums	451,995	33,152	-		485,147
Ceded reinsurance premiums payable	44,260	181	-		44,441
Reinsurance payable on paid losses	2,256	(1,773)	-		483
Federal income tax payable	-	282	-		282
Funds held under reinsurance treaties	9,853	205	-		10,058
Securities sold but not yet purchased, at market	36,502	-	-		36,502
Securities sold under agreements to repurchase, at contract value	86,075	-	-		86,075
Accrued expenses and other current liabilities	106,607	16,436
			(300)	3a
			(2,554)	3b	120,189
Other liabilities	2,045	-	-		2,045
Notes payable	-	4,155	(650)	3a
			(650)	3d
			(2,855)	3a	-
Junior subordinated debt	123,714	-	-		123,714
Total liabilities	1,249,268	353,489	(7,009)		1,595,748
Commitments and contingencies
Minority Interest	25,495	-	-		25,495
Stockholders’ equity:
Common stock, $.01 par value	600	10	(10)	3e	600
Additional paid-in capital	239,723	-			239,723
Accumulated other comprehensive income	1,446	(1,836)	1,836	3e	1,446
Retained earnings	137,418	27,339	(27,339)	3e	137,418
Total stockholders’ equity	379,187	25,513	(25,513)		379,187
	$1,653,950	$379,002	$(32,522)		$2,000,430

AMTRUST FINANCIAL SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2007

($ in thousands, except share and per share amounts)

		Historical
	Historical	Associated
	AmTrust	Industries	Pro Forma
	Financial	Insurance	Purchase		Pro Forma
	Services, Inc.	Services, Inc.	Adjustments	Notes	Results

Gross premium written	$399,693	$41,041	-		$440,734

Premium income
Net premium written	324,141	39,831	-		363,972

Change in unearned premium	(75,029)	(11,766)	-		(86,795)
Net premium earned	249,112	28,065	-		277,177

Fee income	8,782	5,536	(5,536)	3f	8,782

Investment income, net	24,625	3,370	112	3g	28,107

Net realized gains	11,022	-	-		11,022

Retroactive reinsurance gain		271	-		271

Other investment gain on managed assets	1,901	-	-		1,901

Total other income	46,330	9,177	(5,424)		50,083

Total revenue	295,442	37,242	(5,424)		327,260

Loss and loss adjustment expense	159,556	19,998	(855)	3h	178,699

Policy acquisition expenses	32,030	5,187	(4,543)	3f, 3h	32,674

Salaries and benefits	18,933	4,120	-		23,053

Other insurance general and administrative expense	12,578	4,476	(1,349)	3i	15,705

Other underwriting expenses	6,540	-	-		6,540
	229,637	33,781	(6,747)		256,671

Income from continuing operations	65,805	3,461	1,323		70,589

Other income (expense)

Foreign currency gain (loss)	119	-	-		119

Loss from equity investment	(215)	-	-		(215)

Interest expense	(4,335)	(375)	202	3j	(4,508)
	(4,431)	(375)	202		(4,604)

Income from continuing operations before provision for income taxes	61,374	3,086	1,525		65,985

Provision for income taxes	16,599	1,514	(227)	3k	17,886

Minority interest in net loss of subsidiary	1,901	-	-		1,901
Net income from continuing operations	$42,874	$1,572	$1,752		$46,198

Earnings per common share:
Basic earnings per share	$0.72				$0.77
Diluted earnings per share	$0.71				$0.77

Weighted average number of basic shares outstanding	59,959				59,959
Weighted average number of diluted shares outstanding	60,297				60,297

AMTRUST FINANCIAL SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006

($ in thousands, except share and per share amounts)

		Historical
	Historical	Associated
	AmTrust	Industries	Pro Forma
	Financial	Insurance	Purchase		Pro Forma
	Services, Inc.	Services, Inc.	Adjustments	Notes	Results

Gross premium written	$526,074	$72,944	$-		$599,018

Premium income
Net premium written	$436,314	$49,119	$-		$485,433
Change in unearned premium	(107,302)	(5,013)	-		(112,315)
Net premium earned	329,012	44,106	-		373,118

Fee income	12,403	9,355	(9,355)	3f	12,403
Investment income, net	27,583	5,207	224	3g	33,014
Net realized gains	14,783	975	-		15,758
Retroactive reinsurance gain	-	298	-		298
Other investment gain on managed assets	244	-	-		244

Total other income	55,013	15,835	(9,131)		61,717

Total revenue	384,025	59,941	(9,131)		434,835

Loss and loss adjustment expense	210,140	33,294	(1,507)	3h	241,927
Policy acquisition expenses	43,302	1,988	(7,530)	3f, 3h	37,760
Salaries and benefits	28,277	8,457	-		36,734
Other insurance general and administrative expense	20,804	6,721	(1,874)	3i	25,651
Other underwriting expenses	10,561	-	-		10,561
	313,084	50,460	(10,911)		352,633

Income from continuing operations	70,941	9,481	1,780		82,202

Other income (expense)
Foreign currency gain (loss)	833	-	-		833
Interest expense	(5,326)	(746)	401	3j	(5,671)
	(4,493)	(746)	401		(4,838)

Income from continuing operations before provision for income taxes	66,448	8,735	2,181		77,364

Provision for income taxes	17,779	4,326	(1,416)	3k	20,689
Minority interest in net loss of subsidiary	244	-	-		244
Net income from continuing operations	$48,425	$4,409	$3,597		$56,431

Earnings per common share:
Basic earnings per share	$0.86				$1.00
Diluted earnings per share	$0.86				$1.00

Weighted average number of basic shares outstanding	56,315				56,315
Weighted average number of diluted shares outstanding	56,315				56,315

AmTrust Financial Services, Inc.
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

1.	BASIS OF PRESENTATATION

The unaudited condensed consolidated pro forma financial information gives effect to the acquisition as if it had occurred on June 30, 2007 for the purposes of the unaudited condensed consolidated pro forma balance sheet at June 30, 2007 and at January 1, 2006 for the purposes of the unaudited condensed consolidated pro forma statements of income for the six months ended June 30, 2007 and the year ended December 31, 2006. The unaudited condensed consolidated pro forma financial information has been prepared by AmTrust’s management and is based on AmTrust's historical consolidated financial statements and Associated's historical consolidated financial statements, which have been prepared by Associated. Certain amounts from Associated's historical consolidated financial statements have been reclassified to conform to the AmTrust presentation.

This unaudited condensed consolidated pro forma financial information is prepared in conformity with GAAP. The unaudited condensed consolidated pro forma balance sheet as of June 30, 2007 and the unaudited condensed consolidated pro forma statements of income for the year ended December 31, 2006 and the six months ended June 30, 2007 have been prepared using the following information:
(a)	Unaudited historical consolidated financial statements of AmTrust as of June 30, 2007 and for the six months ended June 30, 2007;
(b)	Unaudited historical consolidated financial statements of Associated as of June 30, 2007 and for the six months ended June 30, 2007;
(c)	Audited historical consolidated financial statements of AmTrust for the year ended December 31, 2006;
(d)	Audited historical consolidated financial statements of Associated for the year ended December 31, 2006; and
(e)	Such other supplementary information as considered necessary to reflect the acquisition in the unaudited pro forma condensed consolidated financial information.

AmTrust Financial Services, Inc.
Notes to Unaudited Condensed Consolidated Pro Forma
Financial Statements (Continued)

The pro forma adjustments reflecting the acquisition of Associated under the purchase method of accounting are based on certain estimates and assumptions. The actual adjustments upon consummation of the acquisition and the allocation of the final purchase price of Associated will depend on a number of factors, including additional financial information available at such time, changes in values and changes in Associated's operating results between the date of preparation of this unaudited pro forma condensed consolidated financial information and the effective date of the acquisition. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. AmTrust's management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited condensed consolidated pro forma financial information does not include all the anticipated financial benefits or expenses from such items as expense efficiencies or revenue enhancements arising from the acquisition nor does the unaudited condensed consolidated pro forma financial information include restructuring and integration costs to be incurred by AmTrust. Interest expense, legal fees, director expenses, royalty fees to sellers and related party transactions have been eliminated as a consequence of the completion of the acquisition.

The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been affected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the historical consolidated financial statements of AmTrust included in AmTrust's Annual Report on Form 10-K for the year ended December 31, 2006 and unaudited consolidated financial statements of AmTrust included in AmTrust's Quarterly Report on Form 10-Q for the six months ended June 30, 2007, as well as the historical consolidated financial statements of Associated.

2.	PURCHASE PRICE CONSIDERATIONS

The agreement provided for a base purchase price of approximately $40.0 million, subject to certain adjustments.

Pursuant to the agreement, certain offsets and adjustments were made whereby AmTrust withheld approximately $5.4 million of the purchase price from certain of the Sellers to pay off certain debts of Associated and certain Sellers. At the date of acquisition, $3.1 million of this amount was utilized to payoff the aforementioned debts. Additionally, AmTrust paid an additional $0.7 million related to debts of selling shareholders. AmTrust incurred approximately $0.6 million of transaction costs for a total purchase price of approximately $39.0 million.

The determination of goodwill is based upon the following ($ in thousands):

	Pro Forma
	Footnote
Purchase price:
Purchase of common stock	3a	$40,028
Adjustments:
Settlement of certain shareholder liabilities by AmTrust	3a	3,805
Proceeds withheld for certain Associated debt obligations	3a	(5,397)
Direct transaction costs	3a	599
Total purchase price		39,035

Allocation of purchase price: (A)
Book value of Associated at 6/30/07		25,513
Associated loans and accrued interest repayments	3a	4,455
		29,968
Intangible assets		$9,067

A
The purchase price is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the acquisition) and liabilities assumed based on their estimated fair value. The pro forma adjustments to the Associated historical consolidated balance sheet in connection with the acquisition are described in Note 3.

3.	PRO FORMA ADJUSTMENTS

As discussed above, these pro forma adjustments are based on certain estimates and assumptions made as of the date of the unaudited pro forma condensed consolidated financial information. The actual adjustments will depend on changes in the estimated fair values of net balance sheet assets and operating results of Associated between June 30, 2007 and the effective date of the acquisition. AmTrust expects to make such adjustments at the effective date of the acquisition. These adjustments may be different from the adjustments made to prepare the unaudited pro forma condensed consolidated financial information and such differences may be material.

(a)
Pursuant to the agreement, certain offsets and adjustments were made whereby AmTrust withheld approximately $5.4 million of the purchase price from certain of the Sellers to pay off certain debts of Associated and certain Sellers. The $5.4 million consisted of approximately $2.0 million representing 50% of the balance (the remaining 50% or $2.0 million was to be paid by Amtrust) arising from loans received by Associated against certain insurance policy issued to certain Sellers, $2.8 million of bank debt arising out of a loan received by Associated for the benefit of the Sellers and $0.5 million for repayment of loans made by Associated to one of the Sellers. Additionally, $4.3 million was withheld from the proceeds at the transaction date for a potential tax liability, which, upon resolution of the pending tax contest, will be distributed to the Sellers and/or the Internal Revenue Service as determined therein. This amount has not been deducted from the purchase price as it will ultimately be paid upon resolution. Of the $5.4 million withheld from the purchase price, AmTrust paid off $3.1 million of these liabilities at closing, which consisted of $2.8 million of the bank debt and $0.3 million for certain of the insurance policy loans (this amount represented the 50% owed by Amtrust as well as the 50% owed by the sellers resulting in a remaining liability of $3.7 million for insurance policy loans). Additionally, AmTrust paid approximately, $0.7 million for 50% of an outstanding loan balance related to certain Sellers to Associated. In total, AmTrust paid off approximately $3.8 million of debts for Associated and the at the transaction date. As part of the transaction, Amtrust incurred approximately $0.6 million of transaction costs for a total purchase price of $39.0 million.

(b)
Elimination of balances that relate to business conducted between AmTrust and Associated from a preexisting relationship related to the acquisition of certain distribution network and renewal rights for certain workers’ compensation business prior to January 1, 2006.

(c)	Represents the recognition of approximately $9.1 million of intangible assets, relating to trademarks, licenses, distribution networks and non-compete agreements.

(d)
Approximately $0.7 million for 50% of an outstanding loan balance related to certain Sellers to Associated paid by majority shareholder at transaction date. The remaining 50% of the balance was paid by Amtrust (See note 3a).

(e)	Elimination of Associated’s historical equity balance.

(f)
Elimination of balances between AmTrust and Associated for the period for an agreement entered into prior to January 1, 2006 related to the acquisition of certain distribution network and renewal rights for certain workers’ compensation business. Commission and fee income recorded by Associated was approximately $5.5 million for the pro forma six months ended June 30, 2007 and $9.4 million for the year ended 2006. Expenses related to the commission and fee income were approximately $0.9 million of loss and loss adjustment expenses and $4.9 million of policy acquisition costs for the six months ended June 30, 2007 and $1.5 million of loss and loss adjustment expenses and $6.5 million of policy acquisition costs for the year ended December 31, 2006.

(g)
The approximate $0.1 million and $0.2 million increase to net investment income represents the purchase price of Associated’s investments at a discount on the closing date of approximately $1.7 million lower than amortized cost. The discount of $1.7 million was amortized over an estimated eight year period.

(h)
Policy acquisition expenses decreased by approximately $0.5 million and $1.0 million, respectively, on the pro forma income statement for the six months ended June 30, 2007 and for the year ended December 31, 2006 resulting from reduction of royalty payments to its former majority shareholder.

(i)
Other insurance general and administrative expense decreased by approximately $1.3 million and $1.9 million, respectively, on the pro forma income statement for the six months ended June 30, 2007 and for the year ended December 31, 2006. For the six months ended June 30, 2007, the amount consisted of reductions in Associated’s legal expenses of approximately $0.8 million and director and officer related fees and expenses of approximately $0.5 million. For the year ended 2006, the amount consisted of reductions in Associated’s legal expenses of approximately $0.5 million and director and officer related fees and expenses of approximately $1.4 million.

(j)
Interest expense decreased by approximately $0.2 million and $0.4 million, respectively, on the pro forma income statement for the six months ended June 30, 2007 and for the year ended December 31, 2006 resulting from the repayment of Associated debt as disclosed in note 2.

(k)	Represents the income tax effect of all pro forma consolidated statement of income adjustments using the tax rate of 35%.